UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 19, 2009
SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10382	20-5715943
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3845 Corporate Centre Drive
O’Fallon, Missouri
(Address of principal executive	63368
offices)	(Zip Code)
(636) 939-5100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 19, 2009, Mr. Dave Dallam’s position of Executive Vice President of Sales and Marketing of Synergetics USA, Inc. (the “Company”) was eliminated as a result of the Company’s ongoing efforts to streamline and eliminate duplicative job responsibilities in the sales and marketing functions. In connection with Mr. Dallam’s departure, the Company terminated the Letter Agreement between the Company and Mr. Dallam dated as of December 10, 2007, which governed the terms of Mr. Dallam’s compensation and provided for an annual salary, eligibility for bonuses, participation in the Company’s benefits programs and certain payments in the event of a change of control.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 23, 2009

SYNERGETICS USA, INC.
(Registrant)

By:	/s/ David M. Hable
Name: David M. Hable
President and Chief Executive Officer